Exhibit 99.1

                                                           For Immediate Release

KERYX CONTACT:
Ron Bentsur
VP Finance and Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: +1-212-531-5965
E-mail: ron@keryx.com

          KERYX BIOPHARMACEUTICALS, INC. ANNOUNCES SECOND QUARTER 2003
                               FINANCIAL RESULTS

   Keryx to Hold Investor Conference Call Tomorrow, Thursday, August 14, 2003
                                 at 10:00 AM EDT

NEW YORK, NEW YORK, August 13, 2003 - Keryx Biopharmaceuticals, Inc. (NASDAQ:
KERX; AIM: KRX), a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, released financial results for the second quarter ended June 30, 2003.

The net loss for the quarter ended June 30, 2003 of $(1,509,000), or $(0.07) per share, was $902,000 less than the net loss of $(2,411,000), or $(0.12) per share, for the year ago quarter. The decrease in net loss was primarily attributable to the reduction of early stage research activities and associated personnel expenses resulting from restructuring programs initiated in 2002 and 2003. This decrease was partially offset by a $186,000 non-cash impairment charge, arising from the Company's current restructuring program. The decrease was also partially offset by a $420,000 non-cash accelerated depreciation expense, taken in the second quarter of 2003, relating to the shortening of the useful life of the leasehold improvements in its Jerusalem facility and which was included in general and administrative expenses. The decrease was further partially offset by increased non-cash compensation expense and lower interest income in the second quarter of 2003, as compared to the second quarter of 2002.

At June 30, 2003, the Company had cash, cash equivalents, interest receivable and investment securities of $21.0 million, compared to cash, cash equivalents, interest receivable and investment securities of $22.4 million at March 31, 2003 and $24.1 million at December 31, 2002.

Commenting on the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "During this quarter, we continued to cut the operating burn rate of the Company while making significant strides towards the initiation of our U.S.-based clinical program for KRX-101, our advanced clinical-stage drug candidate for the treatment of diabetic nephropathy. I am very excited that the esteemed Collaborative Study Group, the very same group that was responsible for conducting the trial which led to the approval of irbesartan for diabetic nephropathy, will be conducting our trial. I view their participation as a major vote of confidence in KRX-101. Additionally, I believe the recently launched S.O.A.R. program has the

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potential to result in several important collaborations with leading investigators from around the world who can help us further explore KRX-101's ability to potentially treat a number of diseases beyond diabetic nephropathy." Mr. Weiss added, "We made substantial progress during the second quarter, and I look forward to building on this momentum in the second half of 2003."

Keryx will host a conference call tomorrow, Thursday, August 14, 2003 at 10:00 am EDT. In order to participate in the conference call, please call 1-866-527-8676 (U.S.) ID Code: Keryx, 1-866-485-2399 (Canada), 1-800-227-297
(Israel), 0-800-917-4613 (UK), 0-800-903-025 (France), 0-800-563-309
(Switzerland), and 0-800-182-6846 (Germany).

The audio recording of the conference call will be available for replay at www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.
Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound, for the treatment of diabetic nephropathy, for which Keryx is currently planning its U.S.-based Phase II/III clinical program. In addition, Keryx recently initiated its S.O.A.R (Sulodexide Open Access Research) Program, which is designed to expand the knowledge of the potential clinical applications of KRX-101 by partnering with academia to conduct a broad-based clinical and pre-clinical evaluation of KRX-101. Keryx also has an active in-licensing program designed to identify and acquire clinical-stage drug candidates. Additionally, Keryx is seeking partners for its KinAceTM drug discovery technology and related products. Keryx Biopharmaceuticals is headquartered in New York City.


Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including: our ability to successfully begin and complete cost-effective clinical trials of KRX-101; the success of the S.O.A.R. program and its ability to develop uses for KRX-101 that can impact a number of disease states beyond diabetic nephropathy; the continued costs of our restructuring, including potential claims resulting from the termination of the operations of our subsidiaries in Israel; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2002, and our quarterly report on Form 10-Q for the quarter ended June 30, 2003, which will be filed with the SEC on or before August 14, 2003. Any forward-looking statements set forth in this news release speak only as of the date of this news release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior

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releases are available at www.keryx.com. The information in Keryx's website is not incorporated by reference into this press release and is included as an inactive textual reference only.

                              (Tables to Follow)

Keryx Biopharmaceuticals, Inc.

                     Selected Consolidated Financial Data
          (Thousands of US Dollars, Except Share and Per Share Data)

Statement of Operations:

                                            Three Months Ended June 30,        Six Months Ended June 30,
                                                    (unaudited)                       (audited)
                                               2003             2002             2003             2002
                                            ----------       ----------       ----------       ----------
OPERATING EXPENSE:
Research and Development
     Non-cash compensation                  $     (249)      $     (764)      $     (515)      $   (1,344)
     Other research and development                554            2,316            3,925            5,259
                                            -------------------------------------------------------------
       Total research and development              305            1,552            3,410            3,915
                                            -------------------------------------------------------------
General and administrative
     Non-cash compensation                  $       50       $       (2)      $       52       $       (8)
     Other general and administrative            1,205            1,082            1,869            2,392
                                            -------------------------------------------------------------
      Total general and administrative           1,255            1,080            1,921            2,384
                                            -------------------------------------------------------------

LOSS FROM OPERATIONS                            (1,560)          (2,632)          (5,331)          (6,299)

OTHER INCOME (EXPENSE):
     Financing income, net                          65              160              150              334
     Taxes on income                               (14)              61             (116)              11
                                            -------------------------------------------------------------

NET LOSS                                    $   (1,509)      $   (2,411)      $   (5,297)      $   (5,954)
                                            =============================================================

NET LOSS PER COMMON SHARE
     Basic and diluted                      $    (0.07)      $    (0.12)      $    (0.26)      $    (0.30)
                                            =============================================================
SHARES USED IN COMPUTING NET
LOSS PER COMMON SHARE
Basic and diluted                           20,739,770       19,897,032       20,377,416       19,893,701
                                            =============================================================



Balance Sheet:

                                             June 30, 2003     December 31, 2002
                                             -------------     -----------------
                                               (unaudited)             (audited)
                                               -----------             ---------
Cash, cash equivalents, interest
  receivable and investment securities           $ 20,965              $ 24,131
Total assets                                       22,118                29,103
Accumulated deficit                               (50,799)              (45,502)
Stockholders' equity                               20,684                26,330